As filed with the U.S. Securities and Exchange Commission on July 22, 2025.

Registration No. 333-286810

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 4

TO

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

D. Boral ARC Acquisition I Corp.

(Exact name of registrant as specified in its charter)

British Virgin Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

10 E. 53rd Street, Suite 3001

New York, NY 10022
Telephone: (332) 266-7344

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Boral
Chief Executive Officer
10 E. 53rd Street, Suite 3001

New York, NY 10022
Telephone: (332) 266-7344

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Nussbaum David J. Levine Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Tel: (212) 407-4000	Jose Santos Forbes Hare Qwomar Building, 4th Floor Blackburn Highway Road Town, Tortola VG1110 British Virgin Islands Tel: (284) 852-1899	Brandon J. Bortner Ryan S. Brewer Paul Hastings LLP 2050 M Street NW Washington, DC 20036 (202) 551-1700	Gil Savir Paul Hastings LLP 200 Park Avenue New York, NY 10166 (212) 318-6080

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

D. Boral ARC Acquisition I Corp. is filing this Amendment No. 4 (this “Amendment”) to its Registration Statement on Form S-1 (File No. 333-286810) (the “Registration Statement”) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibit. The remainder of the Registration Statement is unchanged and has been omitted.

Part II

Information not required in prospectus

Item 16. Exhibits and Financial Statement Schedules.

Exhibit Index

Exhibit No.
1.1**	Form of Underwriting Agreement.
3.1**	Memorandum and Articles of Association.
3.2**	Form of Amended and Restated Memorandum and Articles of Association.
4.1**	Specimen Unit Certificate.
4.2**	Specimen Ordinary Share Certificate.
4.3	Specimen Warrant Certificate (included as an exhibit to Exhibit 4.4).
4.4	Form of Warrant Agreement between Odyssey Transfer and Trust Company and the Registrant.
5.1**	Opinion of Loeb & Loeb LLP.
5.2**	Opinion of Forbes Hare, British Virgin Islands counsel to the Registrant.
10.1**	Form of Letter Agreement among the Registrant, MFH 1, LLC and each of the officers and directors of the Registrant.
10.2**	Form of Investment Management Trust Agreement between Odyssey Transfer & Trust Company and the Registrant.
10.3**	Form of Registration Rights Agreement among the Registrant, MFH 1, LLC and D. Boral Capital LLC.
10.4**	Form of Private Units Purchase Agreement between the Registrant and MFH 1, LLC.
10.5**	Form of Indemnity Agreement.
10.6**	Promissory Note dated March 20, 2025, issued to MFH 1, LLC.
10.7**	Subscription Agreement dated March 25, 2025, between MFH 1, LLC and the Registrant.
10.8**	Form of Administrative Services Agreement.
14.1**	Form of Code of Ethics.
23.1**	Consent of Guandong Prouden CPAs GP.
23.2**	Consent of Loeb & Loeb LLP (included on Exhibit 5.1).
23.3**	Consent of Forbes Hare (included on Exhibit 5.2).
24.1**	Power of Attorney (included on the signature page of the initial filing).
99.1**	Audit Committee Charter.
99.2**	Compensation Committee Charter.
99.3**	Consent of Kevin Chen to be named as a director nominee.
99.4**	Consent of Luisa Ingargiola to be named as a director nominee.
99.5**	Consent of Matt Laker to be named as a director nominee.
107**	Filing Fee Table.

**	Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 22nd day of July, 2025.

D. Boral ARC Acquisition I Corp.

By:	/s/ David Boral
Name:	David Boral
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ David Boral	Chief Executive Officer and Director	July 22, 2025
David Boral	(principal executive officer)

/s/ John Darwin	Chief Financial Officer and Director	July 22, 2025
John Darwin	(principal financial and accounting officer)

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Authorized representative

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this amended registration statement, solely in its capacity as the duly authorized representative of D. Boral ARC Acquisition I Corp., in New York, New York, on the 22nd day of July, 2025.

By:	/s/ David Boral
Name:	David Boral
Title:	Chief Executive Officer

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